Exhibit 10
IN THE SUPERIOR COURT OF FULTON COUNTY
STATE OF GEORGIA

ANNETTE RUSH, individually	)
and on behalf of a class of citizens	)
in Georgia similarly situated,	)
)
Plaintiff,	)
)
v.	)	CASE NO.: 2005-CV-107983
)
VILLAGE AUTO INSURANCE	)
COMPANY, INC.,	)
)
Defendant.	)
STIPULATION AND AGREEMENT OF SETTLEMENT
          This Stipulation and Agreement of Settlement (the “Settlement”) is made and entered into by First Acceptance Insurance Company of Georgia, Inc., and its predecessors and affiliates, Village Auto Insurance Company, U.S. Auto Insurance Company, and Transit Auto Club, Inc. (collectively or individually, as the context requires, “Village Auto”), by and through their undersigned attorneys of record, and Annette Rush and all other persons similarly situated by and through their undersigned attorneys of record. This Settlement is intended fully, finally, and forever to resolve, discharge, and settle this Action and the Released Claims (as defined below) without costs and with prejudice, upon and subject to the terms and conditions hereof, and subject to the approval of the Superior Court of Fulton County, Georgia.

RECITALS
          1.1 The above-captioned action (the “Action”) was initially filed in this Court on October 26, 2005, as a proposed class action on behalf of all Georgia Policyholders insured by Village Auto who had purchased an automobile club membership from Transit Auto Club, Inc. (the “Class”).
          1.2 The Complaint, as amended, asserted both legal and equitable claims and alleged that Village Auto, among other charges, breached its contractual duties to the class by selling them automobile club memberships and charging deferred billing fees thereon. Village Auto answered the Complaint and denied that it had breached any equitable or contractual obligations to Georgia Policyholders. This Action addressed only Village Auto’s conduct in Georgia with respect to the Class under Georgia law.
          1.3 This Settlement is a compromise of disputed claims made to avoid the uncertainty, risks, costs, and delays of further litigation. Village Auto does not admit liability to any Class Member and Village Auto does not admit liability in any case. Village Auto also denies any wrongful conduct toward Georgia Policyholders in the marketing or sale of or billing for automobile club memberships.
          1.4 The Parties and their counsel are satisfied that the terms and conditions of this Settlement are fair, reasonable and adequate, particularly due to the likelihood that continued litigation would be protracted, entail risks, and involve substantial expense.
          1.5 This Settlement also implements certain procedures which Village Auto will use in the future in the marketing and sale of automobile club memberships if it continues offering that product.
DEFINITIONS
          2. Certain Definitions
     The following terms used throughout the Agreement have the meaning specified below:
          2.1 “Agreement” means this Stipulation and Agreement of Settlement.
          2.2 “Class Member” means a person included within the Settlement Class.
          2.3 “Court” means the Superior Court of Fulton County, Georgia.
          2.4 “Defendants” means all those companies defined as “Village Auto” on page 1 of this Agreement.
          2.5 “Defendants’ counsel” means any member or associate of Troutman Sanders LLP, Atlanta, Georgia.
          2.6 “Final Approval” of this Settlement means the last date by which all of the following shall have occurred:

          (a) Entry by the Court of the Settlement Order and Final Judgment in the form attached as Exhibit “C;
          (b) The Court has made a final order awarding attorneys’ fees and costs, if any; and
          (c) Thirty-one days having passed after entry of the orders provided for in subparagraphs (a) and (b) above, whichever occurs last, without any appeals being taken, or, if appeals or requests for review have been taken, orders have been entered affirming said order or orders or denying review after exhaustion of all appellate remedies.
          2.7 “Georgia Policyholders” means any policyholders insured in Georgia by Village Auto on or after October 26, 1999 who purchased an automobile club membership from Village Auto.
          2.8 “Order Directing Distribution” means the order issued by the Court on or after Final Approval, directing the provision of Settlement Benefits to the Settlement Class and payment for attorneys’ fees and costs in the form attached hereto as Exhibit “B” without material modification (except as agreed in writing by the signatories hereto).
          2.9 “Parties” mean the Representative Plaintiff, the Settlement Class and all of its Members, and Defendants, and “Party” means any of said Parties.

          2.10 “Plaintiff” means the Representative Plaintiff and Members of the Settlement Class.
          2.11 “Plaintiff’s counsel” means any member or associate of McCallum, Hoaglund, Cook & Irby, L.L.P., Birmingham, Alabama, or any member or associate of The Finley Firm, P.C., Atlanta, Georgia, and C. Ronald Ellington, Athens, Georgia.
          2.12 “Preliminary Approval” of this Agreement shall mean that the Court has entered an order in the same material content as Exhibit “A” attached hereto, preliminarily approving the terms and conditions of this Agreement, without material modification that is not consented to by the Parties, including the manner of providing notice to the Settlement Class and the form and content of the exhibits attached hereto.
          2.13 “Released Claims” means those claims set forth in Section 11 of this Agreement.
          2.14 “Released Parties” means the Defendants, their parents, subsidiaries, affiliates, and their respective predecessors, successors and/or assignees, attorneys, accountants, representatives, past or present officers, inside and outside directors, employees, and/or agents.
          2.15 “Representative Plaintiff” means Annette Rush.

          2.16 “Settlement Class” means the class of persons as stipulated in Section 3 of this Agreement.
          2.17 “Settlement Benefits” mean the benefits to be distributed to the Settlement Class pursuant to Section 8 of this Agreement and the Order Directing Class Distribution.
          2.18 “Settlement Order and Final Judgment” means a final order and judgment in the same content as Exhibit “C” issued by the Court approving and incorporating this Settlement without modification (except as agreed in writing by the signatories hereto) as binding upon the parties.
     As used herein, the plural of any defined term includes the singular thereof, and the singular of any defined term includes the plural thereof as the context may require.
TERMS OF SETTLEMENT
          3. Certification of the Settlement Class
          3.1 On December 6, 2006, the Court certified a Plaintiff class and subclass thereof, to-wit: (1) current and former insureds of Village Auto who purchased an automobile club membership along with automobile insurance; and (2) current and former insureds of Village Auto who were assessed a deferred billing fee in connection with their automobile club membership.

          3.2 The Parties agree that the Settlement Class shall consist exclusively of the class and subclass certified by the Court.
          3.3 Any Class Member may individually elect to opt out of the Settlement Class, within the time and in the manner specified in the Class Notice, with the effect that the rights of each such Class Member who opts out shall not be affected by this Settlement. Such opt out rights may be exercised only individually by a Class Member, and not by any other person in a representative capacity. Defendants shall have the right to withdraw from this Agreement if the number of potential Class Members who elect to be excluded from the Settlement Class exceeds five percent of the Class. Defendants must so elect to withdraw, in writing to Plaintiff’s Counsel, within seven (7) days after the deadline for receipt of requests for exclusion. If Defendants choose to exercise this right to withdrawal, this Agreement shall be null and void for all purposes.
          4. Addition of Defendants for Settlement Purposes
          4.1 For settlement purposes only, the parties hereby agree, subject to the approval of the Court pursuant to § 9-11-20 of the Georgia Civil Practice Act to add the Defendants not now parties to this Action by order in materially the same content as Exhibit “A.” In the event the Court declines to execute and enter an Order in form and substance similar to Exhibit “A,” then the Defendants shall have the right to withdraw from this Agreement. If Defendants choose to exercise this right to withdrawal, this Agreement shall be null and void for all purposes.
          5. Resolution of Claims
          5.1 Plaintiff and Plaintiff’s Counsel agree that the use by the Defendants in Georgia of the sales and marketing techniques described in Exhibit “D” (the “Sales Approach”) will make more transparent the sale of automobile club memberships, though it is not the intent of this Settlement to preclude the Defendants from using other marketing approaches in the sale of automobile club memberships that comply with Georgia law, nor is it the intent of this Settlement to require the Defendants to continue to offer their own automobile club memberships in the future.
          5.2 The Defendants agree to create a list of Class Members based on the stipulated class definition within a reasonable time after Preliminary Approval, consistent with the obligations and time frame established in Section 6 below. The list of Class Members will remain the confidential property of the Defendants, will be subject to the protective order entered by the Court, and all copies or versions will be returned to the Defendants within forty-five (45) days after Final Approval or within ten days after the entry of the Order Directing Class Distribution, whichever is later.

          5.3 The parties agree that this Settlement has conferred a substantial and tangible benefit on the Settlement Class.
          6. Class Notice
          6.1 No later than September 15, 2008, the Defendants, using U.S. Bank or another third party settlement administrator of their choice (that will be subject to Plaintiff’s Counsel’s approval not unreasonably withheld), shall cause notice to be sent to each Class Member. The Defendants, using their third party settlement administrator, will make a good faith effort to identify the last known address of each Class Member, and the Defendants shall cause notice to be sent to that address. The notice shall have substantially the same content as Exhibit “E” attached hereto. If a notice is returned for whatever reason, the sole obligation of the Defendants and their settlement administrator will be to remail the notice one time to another address, if any, identified through NCOA.
          6.2 In addition, seasonably after Preliminary Approval, the Defendants shall cause notice to be published in one edition of the following newspapers: the Albany Herald; the Athens Banner Herald ; the Atlanta Journal/Constitution; the Augusta Chronicle; the Brunswick News; the Columbus Ledger-Enquirer;; the Macon Telegraph & News; the Rome News Tribune; the Savannah Tribune and the Valdosta Daily Times. The published notice shall be substantially the same in form and content as Exhibit “E” attached hereto.

          7. Class Settlement Procedures
          7.1 The Parties shall move for a Preliminary Approval order, substantially in the form of Exhibit “A” hereto, preliminarily approving this Settlement as fair, just, reasonable, and adequate, approving notice to the Settlement Class as described in Section 6 above, and setting a hearing to consider final approval of the Settlement Order and Judgment and any objections to its fairness.
          7.2 Subject to the Court’s approval as set forth in Subsection 7.1 above, the Parties agree that, after Preliminary Approval, a Notice of Proposed Class Action Settlement and Release of Claims, in substantially the form and content of Exhibit “E” hereto, will be sent to the last known address reflected on the Defendants’ Georgia automobile policy master records of each Settlement Class Member, as updated through NCOA, if necessary, as set forth in Subsection 6.1 above. In addition, notice will be published, in substantially the form and content of Exhibit “E” hereto, as set forth in Subsection 6.2 above.
          7.3 Any Class Member seeking to be excluded from the Class must send a request for exclusion to the third party settlement administrator, which request must be received within the time specified in the notice.
          7.4 Any Class Member may object and appear at the Fairness Hearing in the manner and within the time frame specified in the Class Notice.

          7.5 At or before the Fairness Hearing, the Parties shall move for a Settlement Order and Final Judgment, substantially in the form of Exhibit “C” hereto, granting final approval of this Settlement as fair, reasonable, adequate, and binding on all Members of the Settlement Class who have not excluded themselves, awarding attorneys’ fees and costs, and effecting the releases as set forth in Section 11 below.
          7.6 A website shall be created and maintained at the reasonable expense of the Defendants for access by Class Members and other interested persons and shall contain the Complaint, the Answer, this Agreement, Class Notice, the Preliminary Approval Order, and any other materials ordered by the Court.
          7.7 A toll free number will be maintained at the reasonable expense of the Defendants for a period of not less than forty-five (45) days following the mailing of the Class Notice to respond to inquiries concerning the Settlement.
          7.8 The Defendants or their third party administrator shall timely and periodically report to the Court and Plaintiff’s Counsel by affidavit concerning the actions they have taken to comply with this Agreement. Plaintiff’s Counsel will engage in due diligence to monitor the settlement administration.

          8. Settlement Benefits
          8.1 The Defendants acknowledge their obligation to provide benefits in accordance with Subsection 8.2. Except as provided herein in Subsections 5.2, 6.1, 6.2, 7.6 and 7.7, concerning certain matters to be accomplished at the Defendants’ expense, this obligation shall constitute the entire consideration to be paid by or on behalf of the Defendants in connection with the Settlement, exclusive of Plaintiff ‘s class representative fee and Plaintiff’s Counsel’s attorney’s fees.
          8.2 The Settlement Benefits will consist of the following: (a) Each current Georgia Policyholder according to the Defendants’ records as of September 1, 2008, will receive 100% credit of the amounts he paid for automobile club memberships and deferred billing fees, prorated over a twelve-month term, against liability or uninsured motorist coverage on a new or renewal automobile policy, unless, by the deadline stated in the benefit election form attached to the class notice, the current Georgia Policyholder executes and returns to the settlement administrator the form, electing to receive instead of policy credit a benefit providing for cash reimbursement up to a maximum total payment of $50 for any rental or towing expenses incurred by the Georgia Policyholder on or before than December 31, 2009, a result of vehicle disablement by accident; and (b) Each former Georgia Policyholder will receive a certificate providing for cash reimbursement up to a maximum total payment of $50 for any rental or towing expenses incurred by the Georgia Policyholder on or before December 31, 2009, as a result of vehicle disablement by accident, unless, by the deadline stated in the benefit form attached to the class notice, the former Georgia Policyholder executes and returns to the settlement administrator the benefit form, electing to receive instead of the certificate 100% credit of the amounts he paid for automobile club memberships and deferred billing fees, prorated over a twelve-month term, against liability or uninsured motorist coverage he chooses to purchase from the Defendants on or before June 30, 2010. A current or former Georgia Policyholder will be entitled to the prorated credit only as long as he keeps his insurance premiums current during the twelve-month term. Nothing in this Settlement Agreement shall obligate the Defendants to offer to accept or accept coverage on any former Georgia Policyholder for whom the Defendants would decline to offer insurance coverage under their current, regular underwriting criteria at the time of such application. No benefits will be paid until expiration of the deadline for alternative election stated in the class notice.
          8.3 If any Settlement Class Member chooses to opt out of the Settlement, no benefit will be provided to such Settlement Class Member.

          9. Agreements of Plaintiff’s Counsel
          9.1 Within forty-five (45) days after Final Approval of this Agreement or within ten days after entry of the Order Directing Distribution, which ever is later, Plaintiff’s Counsel shall return to the Defendants the list of Class Members and all copies or versions thereof. Plaintiff’s Counsel agree not to disseminate or disclose the information from the list of Class Members to any person without the Defendants’ prior written approval. Plaintiff’s Counsel further agree not to initiate contact with persons whose identities they learned from such list or learned from exclusion requests for the purpose of offering legal services to or entering into an individual attorney-client relationship with any of them. Plaintiff’s Counsel are not otherwise prohibited by this Agreement from representing any Class Member or former Class Member who has opted out of this Settlement person who initiates contact with them, except as to the subject matter of this Action, unless this Settlement fails to receive Final Approval. This provision is not intended to violate any professional or ethical considerations.
          9.2 Within forty-five (45) days after Final Approval of this Settlement, or within ten days after the disbursements contemplated in Section 8, which ever is later, Plaintiff’s Counsel shall return to the Defendants all documents and all copies of such documents produced by the Defendants to Plaintiffs during the course of this litigation, including, but not limited to, all electronic data, and all copies thereof, including any copies provided by Plaintiff’s Counsel to third persons.
          9.3 Nothing in this Agreement shall preclude Plaintiff’s Counsel from seeking judicial relief to enforce this Agreement.
          10. Incentive Award, and Attorneys’ Fees and Costs
          10.1 Upon order of the Court, all counsel of record for Plaintiffs shall make application to the Court and the Defendants will not object to, for an award of attorneys’ fees and reimbursement of expenses in an amount not to exceed Three Million Eight Hundred Thousand Dollars ($3,800,000) to be paid three business days after Final Approval by the Defendants outside the benefits otherwise due the Settlement Class. The Court shall conduct a hearing at which the Court shall ascertain and award attorneys’ fees in an amount not to exceed Three Million Eight Hundred Thousand Dollars ($3,800,000) to all Plaintiff’s Counsel in this action. The Parties further agree that the Settlement has conferred a substantial and common benefit on the Settlement Class and Georgia Policyholders. In addition, Plaintiff will apply for an incentive award of $15,000 for her maintenance of this Action on behalf of the Settlement Class. Such award will be paid by Defendants within three business days after Final Approval.

          11. Release and Covenant Not to Sue
          11.1 Upon Final Approval, all Class Members who have not timely and properly excluded themselves, regardless of whether such Class Members have claimed or obtained benefits hereunder, shall release and forever discharge the Released Parties from (a) any and all claims relating to automobile club memberships or deferred billing fees which were asserted or could have been asserted in the Complaint and any Amended Complaint, whether known or unknown, suspected or unsuspected, concealed or unconcealed, tangible or intangible, whether sounding in contract, tort, unjust enrichment or any other theory, including without limitation any claim that the Released Parties violated any Unfair Claims Practices statute, any consumer fraud statute, or any other statutory or common law requirement, claims of any bad faith, breach of contract, or any other claim; and (b) any claim of fraud in the inducement of this Settlement.
          11.2 This Settlement reflects, among other things, the compromise and Settlement of disputed claims, and neither the Settlement nor the releases given herein, nor any consideration therefor, nor any actions taken to carry out this Settlement are intended to be, nor may they be deemed or construed to be, an admission or concession of liability, or of the validity of any claim, or of any point of fact or law (including but not limited to the propriety of class certification) on the part of any Party. The Defendants deny the allegations of the Complaints filed in this Action.
          12. Miscellaneous Provisions
          12.1 In the event that the Court issues an order preliminarily or finally approving this Settlement in a form or content materially different from this Settlement Agreement submitted to the Court, including all attached exhibits, both parties will have the option to withdraw from this Agreement, and this Agreement shall become null and void for all purposes.
          12.2 The Parties acknowledge that this Settlement Agreement is subject to the approval of the Board of Directors of First Acceptance Corporation. In the event such approval is not secured by September 1, 2008, then this Settlement shall be null and void, and no term or condition of this Settlement shall have any effect, nor shall any such matter be admissible in evidence for any purpose in this action or in any other proceeding.
          12.3 This Settlement is intended to and shall be governed by the laws of the State of Georgia.
          12.4 The Parties will not take any action which would interfere with the performance of this Agreement by any of the Parties hereto or which would adversely affect any of the rights provided for herein, nor, at any time shall any of the Parties or their counsel seek to solicit or otherwise encourage Class Members to submit written objections to the Settlement or to appeal from any of the Court’s orders approving the Settlement. Nothing herein precludes any of the Parties from filing an appeal if deemed necessary by such Party to advance, protect, or vindicate its rights.
          12.5 This Settlement was entered into only for purposes of compromise and settlement and is not an admission of liability by the Defendants or an admission that a class should be certified. In the event that Final Approval of this Settlement, without modification, does not occur for any reason, then no term or condition of this Settlement shall have any effect, nor shall any such matter be admissible in evidence for any purpose in this action or in any other proceeding.
          12.6 The terms and conditions set forth in this Settlement constitute the complete and exclusive agreement between the Parties relating to the subject matter of this Settlement, superseding all previous negotiations, representations, and understandings, and may not be contradicted or supplemented by evidence of any prior or contemporaneous agreement. The Parties further intend that this Settlement constitutes the complete and exclusive statement of its terms as between the Parties and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Settlement. Prior or contemporaneous representations not contained in this Settlement shall be of no force or effect. Any modification of the Settlement must be in writing signed by Plaintiff’s Counsel, the Representative Plaintiffs and Village Auto.
          12.7 The determination of the terms of, and the drafting of, this Agreement has been by mutual agreement after negotiation, with consideration by and participation of all Parties and their counsel.
          12.8 This Agreement shall be binding upon and inure to the benefit of the representative heirs, successors and assigns of the Parties.
          12.9 After preliminary approval without material modification, the waiver by one Party of any provision or breach of this Agreement shall not be deemed a waiver of any other provision or breach of this Agreement.
          12.10 This Agreement shall become effective upon its execution by all of the undersigned. The Parties may execute this Agreement in counterparts, and execution of counterparts shall have the same force and effect as if all Parties had signed the same instrument.
          IN WITNESS HEREOF, the undersigned, being duly authorized, have caused this Agreement to be executed on the dates shown below and agree that it shall take effect on the date it is executed by all of the undersigned.
DATED: August                     , 2008.

/s/ Charles A. McCallum, III
Charles A. McCallum, III
McCallum, Hoaglund, Cook & Irby, L.L.P.
905 Montgomery Highway, Suite 201
Vestavia Hills, Alabama 35216
205-824-7767
Attorneys for Plaintiff

/s/ Herbert D. Shellhouse
Herbert D. Shellhouse
Troutman Sanders LLP
5200 Bank of America Plaza
600 Peachtree Street
Atlanta, Georgia 30308
404-885-3000
Attorneys for Defendants

A

EXHIBIT A
IN THE SUPERIOR COURT OF FULTON COUNTY
STATE OF GEORGIA

ANNETTE RUSH, individually	)
and on behalf of a class of citizens	)
in Georgia similarly situated,	)
)
Plaintiff,	)
)
v.	)	CASE NO. 2005-CV-107983
)
VILLAGE AUTO INSURANCE	)
COMPANY, INC.,	)
)
Defendant.	)
ORDER PRELIMINARILY APPROVING
SETTLEMENT AND APPROVING NOTICE TO CLASS MEMBERS
          Plaintiff and Defendant having made a joint oral motion for preliminary approval of Stipulation and Agreement of Settlement (“the Settlement”) between a Settlement Class and Defendants; and the Court having read and considered the Agreement,
          IT IS ORDERED that:
          1. For settlement purposes only, the Court finds that the prerequisites of O.C.G.A. § 9-11-20 are met and hereby adds U.S. Auto Insurance Company, First Acceptance Company of Georgia, and Transit Auto Club, Inc. as Defendants. Those parties have agreed to acknowledge process, and the parties have agreed that the time within which they have to file Answers is extended to and through the

EXHIBIT A
date of Final Approval. If Final Approval of the Settlement is not granted, or if final judgment as contemplated herein is not entered, this Order adding these additional Defendants as parties shall be vacated and the parties shall be restored without prejudice to their respective litigation positions prior to the date of this Order of Preliminary Approval.
          2. The Court finds that the manner and content of notice specified in the Settlement and in Exhibit “E” thereto will provide the best practicable notice to members of the Settlement Class and satisfies the requirements of due process. Notice shall be mailed to Settlement Class Members, at the Defendants’ expense, no later than September 15, 2008, in a form and content substantially identical to Exhibit “E” to the Settlement, and in substantially the manner specified in the Settlement. Notice also shall be published, at the Defendants’ expense, seasonably after preliminary approval of the Settlement, in a form and content substantially identical to Exhibit “E” to the Settlement, in substantially the manner specified in the Settlement. This notice will provide Class Members with the opportunity to request exclusion from the Settlement Class. Such opt out rights may be exercised only individually by a Class Member, and not by any other person in a representative capacity.
          3. The Court approves the administration of the proposed settlement in the manner set forth in the Settlement. In particular, the Defendants’ use of the

2

EXHIBIT A
Sales Approach described in the Settlement is approved as a basis for marketing automobile club memberships.
          4. A Fairness Hearing shall be held by this Court on November 21, 2008, at 2:00 p.m. to consider and finally determine:
a. Whether the Settlement should be finally approved by the Court as fair, reasonable, and adequate;
b. Whether attorneys’ fees should be awarded to Plaintiff’s Counsel, as provided in the Settlement;
c. Objections, if any, made to the Settlement, or any of its terms.
          The Fairness Hearing described in this paragraph may be postponed, adjourned, or continued by order of the Court without further notice.
          5. Any person who wishes to opt out of the Settlement Class must do so in a writing received at the addresses specified in the Notice on or before October 31, 2008, in the manner provided in the Notice approved in Paragraph 2 above. Any Settlement Class Member who has not requested exclusion and who objects to approval of the proposed settlement may appear at the Fairness Hearing in person or through counsel to show cause why the proposed settlement should not be approved as fair, reasonable, and adequate. However, no person (other than named parties) may be heard at the Fairness Hearing, or file papers or briefs in connection therewith, unless on or before November 15, 2008, such person has filed with the Clerk of the Court and served on counsel for the class and

3

EXHIBIT A
Defendants a timely written objection and notice of intent to appear, in accordance with the procedures specified in the Notice of Proposed Class Settlement and Release of Claims. Any member of the Settlement Class who does not make his objection to the settlement in the manner provided herein shall be deemed to have waived any such objection.
          6. Defendants’ Counsel, Plaintiff’s Counsel, and any other counsel for Plaintiffs or the Settlement Class, shall promptly furnish to all other counsel copies of any objection or written request for exclusion that comes into such counsel’s possession.
          7. If the Settlement is finally approved, the Court shall enter a Settlement Order and Judgment approving the Settlement in the form attached thereto and incorporating it as the judgment of the Court, which judgment shall be binding upon all members of the Settlement Class who have not previously requested exclusion in accordance with this Order and the terms of the Settlement.
          8. In the event that the proposed settlement reflected by the Settlement is not approved by the Court, or entry of a Settlement Order and Judgment as provided in the Settlement does not occur for any reason, then the Settlement, all drafts, negotiations, discussions, and documentation relating thereto, and all orders entered by the Court in connection therewith, shall become null and void, and shall not be used or referred to for any purpose in this Action or

4

EXHIBIT A
in any other proceeding. In such event, the Settlement and all negotiations and proceedings relating thereto shall be withdrawn without prejudice to the rights of any of the Parties thereto, who shall be restored to their respective positions as of the date of the execution of the Settlement.
     Date:

Judge, Superior Courts, A.J.C.

5

B

EXHIBIT B
IN THE SUPERIOR COURT OF FULTON COUNTY
STATE OF GEORGIA

ANNETTE RUSH, individually	)
and on behalf of a class of citizens	)
in Georgia similarly situated,	)
)
Plaintiff,	)
)
v.	)	CASE NO. 2005-CV-107983
)
VILLAGE AUTO INSURANCE	)
COMPANY, INC., FIRST	)
ACCEPTANCE INSURANCE	)
COMPANY OF GEORGIA,	)
U.S. AUTO INSURANCE	)
COMPANY, and TRANSIT	)
AUTO CLUB, INC.,	)
)
Defendants.
ORDER DIRECTING DISTRIBUTION
     This Court entered a Settlement Order and Final Judgment approving the settlement on November 21, 2008. In Paragraph 9 of the Settlement Order and Final Judgment, as contemplated by the parties in the Settlement Agreement, the Court awarded the sum of $3,800,000 to Plaintiff’s counsel to cover their fees for legal services, all of their costs, disbursements, out-of-pocket expenses and other expenditures in connection with this litigation.
     The time for appeal from the Order and Final Judgment has expired without the filing of a Notice of Appeal (or any appeal so filed has now been resolved in favor of the Settlement Order and Final Judgment without any possibility of further

EXHIBIT B
judicial review). This litigation is therefore ended, except for the ministerial steps required to execute the judgment. Accordingly, the Court issues this Order in aid of execution of the Order and Final Judgment.
     The Court hereby orders the Defendants to pay to the Plaintiff’s attorneys the sum of $3,800,000 in full and final satisfaction of their claims to attorneys’ fees and costs in this action.
     SO ORDERED, this                      day of                     , 2008.

Judge, Superior Courts, A.J.C.

2

C

EXHIBIT C
IN THE SUPERIOR COURT OF FULTON COUNTY
STATE OF GEORGIA

ANNETTE RUSH, individually	)
and on behalf of a class of citizens	)
in Georgia similarly situated,	)
)
Plaintiff,	)
)
v.	)	CASE NO. 2005-CV-107983
)
VILLAGE AUTO INSURANCE	)
COMPANY, INC., FIRST	)
ACCEPTANCE INSURANCE	)
COMPANY OF GEORGIA,	)
U.S. AUTO INSURANCE	)
COMPANY, and TRANSIT	)
AUTO CLUB, INC.,	)
)
Defendants.
SETTLEMENT ORDER AND FINAL JUDGMENT
     This action was heard on November 21, 2008, pursuant to the Order Preliminarily Approving Settlement and Approving Notice to Class Members (the “Preliminary Approval Order”) entered on August ___, 2008, for the purpose of determining: (i) whether the settlement of the action, on the terms and conditions set forth in the Stipulation and Settlement Agreement previously submitted to the Court (“Settlement Agreement”), should be approved as fair, reasonable and adequate; (ii) the amount of attorneys’ fees and expenses to award counsel for Plaintiffs; and (iii) whether a Settlement Order and Final Judgment should be entered.

     This class action, like any class action, cannot be compromised without the approval of this Court. Having conducted the analysis required by the statute, the Court finds and concludes that the requirements of O.C.G.A. § 9-11-23 have been satisfied, and that the settlement is fair, adequate and reasonable.
     Having considered the record in this action, IT IS HEREBY ORDERED, ADJUDGED AND DECREED as follows:
     1. This action has been certified as a class action on behalf of a class (“the Settlement Class”) consisting of citizens of the State of Georgia who are past insureds (within six years of the filing of the Plaintiff’s action) or current insureds of the Defendant or its affiliates and who paid or are currently paying “fees” or “dues” for “motor club” coverage through Transit Automobile Club or who paid or are currently paying a “billing fee” in connection with their “motor club” coverage.
     2. The Court finds that counsel for the Plaintiffs, McCallum, Hoaglund, Cook & Irby, L.L.P., and The Finley Firm have fairly and adequately represented the interests of the class.
     3. Based on the evidence presented at the hearing, the Court finds that notice has been given to the class pursuant to the Preliminary Approval Order, and that the notices sent to the class the Settlement Agreement were

2

the best notices practicable, satisfied due process requirements, and provided Class Members with fair and adequate notice of the hearing and adequate information concerning the hearing, the right to be excluded from the Class, the settlement, and the right of counsel for Plaintiffs to apply for an award of attorneys’ fees and expenses.
     4. The terms of the settlement, as set forth in the Settlement Agreement, are hereby determined to be fair, reasonable and adequate. Accordingly, said Settlement Agreement, including each of its respective terms and conditions, is hereby finally approved by and incorporated as part of this Settlement Order and Final Judgment. Words in this Settlement Order and Final Judgment have the same meaning as defined terms in the Settlement Agreement.
     5. The Court hereby enters judgment fully and finally terminating all claims, on the merits, against Village Auto Insurance Company, First Acceptance Insurance Company of Georgia, U.S. Auto Insurance Company, and Transit Auto Club, Inc., their parents, subsidiaries, affiliates, and their respective predecessors, successors and assignees, attorneys, accountants, representatives, past or present officers, inside and outside directors, representatives, employees, and agents (collectively, the “Released Parties”), and finds that all Class Members who have not timely

3

and properly excluded themselves, regardless of whether such Class Members have claimed or obtained benefits hereunder, have waived and are estopped from asserting against the Released Parties: (a) any and claims relating to motor club coverage or deferred billing fees associated therewith which were asserted or could have been asserted in the Complaint or any Amended Complaint, whether known or unknown, suspected or unsuspected, concealed or unconcealed, tangible or intangible, whether sounding in contract, tort, unjust enrichment or any other theory; and (b) any claim of fraud in the inducement of this Settlement; provided, however, class members do not release any claims based solely on the allegation that Village failed to pay benefits to which they were entitled under their motor club coverage.
     8. All members of the Settlement Class are barred and permanently enjoined from asserting, instituting, or prosecuting, either directly or indirectly, any claim adjudicated or foreclosed by this Judgment.
     9. The sum of Three Million Eight Hundred Thousand Dollars ($3,800,000) is hereby awarded as the entire attorneys’ fees and costs in this action, covering all fees for legal services, all costs, all disbursements, all out-of-pocket expenses and all other expenditures in connection with this litigation. This amount shall be allocated among all counsel representing

4

Plaintiffs or claiming an interest in the attorneys’ fees and expenses in this litigation as set forth in the separate order awarding attorneys’ fees. This sum shall be paid as provided in the Settlement Agreement upon execution by this Court of the Order Directing Distribution.
          10. The Sales Approach attached as Exhibit “D” to the Settlement Agreement is an acceptable approach for marketing coverage in the future. The Court hereby orders Village to continue the use of the Sales Approach or another approach that complies with Georgia law if it continues to market its own automobile club memberships. Neither plaintiffs’ counsel nor class members shall challenge in the future Village’s use of the Sale Approach in marketing motor club coverage.
     11. Neither this Final Judgment, the Settlement Agreement, the fact of settlement, the settlement proceedings, settlement negotiations, nor any related document, shall be used as an admission of any act or omission by Village or any other Released Party or be offered or received in evidence as an admission, concession, presumption, or inference of any wrongdoing by Village or any other Released Party in any proceeding other than such proceedings as may be necessary to consummate or enforce the Settlement Agreement.

5

     12. The parties are hereby authorized without further approval from the Court to adopt such amendments or modifications of the Settlement Agreement, and all exhibits thereto, as shall be consistent in all respects with this Settlement Order and Final Judgment and do not limit the rights of members in the Settlement Class.
     13. The Court retains jurisdiction over this Settlement to the extent necessary to implement, effectuate and administer this Settlement and this Settlement Order and Final Judgment.
     14. This Settlement Order and Final Judgment and the Settlement Agreement to which they relate are limited to claims made by Georgia Policyholders under Georgia law.
This                     day of                     , 2008.

Judge, Superior Courts, A.J.C.

6

D

EXHIBIT D
SALES APPROACH
1. If Village Auto continues to offer a motor club product, it will enhance the product with additional features yet to be determined and will revisit the issue of deferred billing fees thereon.
2. All fees, charges, and selected coverages will be disclosed to the customer at the time of application on a declaration or written summary sheet.
3. Village Auto’s computer system will not contain a “default” setting for coverages except those mandated by Georgia law.

E

IN THE SUPERIOR COURT OF FULTON COUNTY
STATE OF GEORGIA

ANNETTE RUSH, individually	)
and on behalf of a class of citizens	)
in Georgia similarly situated,	)
)
Plaintiff,	)
)
v.	)	CASE NO. 2005-CV-107983
)
VILLAGE AUTO INSURANCE	)
COMPANY, INC., FIRST	)
ACCEPTANCE INSURANCE	)
COMPANY OF GEORGIA,	)
U.S. AUTO INSURANCE	)
COMPANY, and TRANSIT	)
AUTO CLUB, INC.,	)
)
Defendants.
NOTICE OF PROPOSED CLASS ACTION SETTLEMENT AND RELEASE OF CLAIMS
TO: GEORGIA POLICYHOLDERS OF VILLAGE AUTO INSURANCE COMPANY, FIRST ACCEPTANCE INSURANCE COMPANY OF GEORGIA, AND U.S. AUTO INSURANCE COMPANY, WHO PURCHASED MOTOR CLUB COVERAGE FROM TRANSIT AUTO CLUB, INC. (HEREINAFTER REFFERED TO COLLECTIVELY AS “VILLAGE”)
          THIS NOTICE IS BEING PUBLISHED BY ORDER OF THE COURT TO INFORM YOU OF THE PROPOSED SETTLEMENT OF A CLASS ACTION. YOUR RIGHTS MAY BE AFFECTED BY THE LEGAL PROCEEDINGS DESCRIBED BELOW. YOU NEED NOT RESPOND TO THIS NOTICE IN ORDER TO RECEIVE SETTLEMENT BENEFITS. IF YOU DO NOT WANT TO BE PART OF THE SETTLEMENT, YOU MUST TAKE THE STEPS DESCRIBED IN THIS NOTICE BY OCTOBER 31, 2008. OTHERWISE, YOU MAY BE BOUND BY ALL OF THE TERMS OF THE PROPOSED SETTLEMENT. IF YOU CURRENTLY HAVE OR INTEND TO MAKE A FORMAL CLAIM AGAINST VILLAGE REGARDING YOUR MOTOR CLUB COVERAGE OR DEFERRED BILLING FEES IN CONNECTION THEREWITH, THE PROPOSED SETTLEMENT MAY AFFECT YOUR RIGHTS.
IF YOU HAVE ANY QUESTIONS, YOU MAY CALL 800-254-4993 AND SPEAK TO A REPRESENTATIVE.
PLEASE DO NOT CONTACT THE COURT, VILLAGE OR YOUR INSURANCE AGENT.
A class action lawsuit against Village has been filed in the Superior Court of Fulton County in Atlanta, Georgia (the “Action”). The parties have reached a proposed settlement. The Court has authorized publication of this notice. The plaintiff in the Action alleged, on behalf of herself and a class of current and former Georgia policyholders of the Village companies, that there were certain deficiencies in the marketing of motor club memberships and the imposition of deferred billing fees in connection therewith. Village does not admit liability on any individual claim. The plaintiff and Village have entered into a settlement agreement (the “Settlement Agreement”) in order to avoid the costs, uncertainty, and risks of further litigation and to resolve Georgia policyholders’ claims related to motor club memberships.
The court has certified a Settlement Class for injunctive, equitable and monetary relief.
The class is defined as:
“All citizens of the State of Georgia who are past insureds (within six years of the filing of Plaintiff’s action) or current insureds of the Defendant or its affiliates and who paid or are currently paying “fees” or “dues” for “motor club” coverage though Transit Automobile Club;
“All citizens of the State of Georgia who are past insureds (within six years of the filing of Plaintiff’s action) or current insureds of the Defendant or its affiliates and who paid or are currently paying a “billing fee” in connection with their “motor club” coverage through Transit Automobile Club.”
If you are a Class Member, you need to decide whether to decline further participation in the class. To be excluded, you must send a written notice stating “I request to be excluded from the settlement class.” Your notice must also contain your name and address and must be signed and dated by you. This written notice should be sent to Rush v. Village Auto Settlement Administrator, P.O. Box 56380, Jacksonville, FL 32241-6380 so that it is received by October 31, 2008. If you are excluded, you will not be able to receive any benefit available under the proposed settlement and you will not be bound by any orders or judgments entered in this case. An exclusion request for your claim(s) must be filed in an individual capacity, not by any representative. If you remain in the Class, your interests will be represented without cost by class counsel, and you will be bound by all orders and judgments entered by the Court, whether favorable or unfavorable to the Class.

If the settlement is approved and you do not exclude yourself from the Class, you will be entitled to benefit as follows: Each Current Georgia Policyholder will be entitled to a credit upon a new or renewal automobile policy with Village for 100% of the amounts the Current Policyholder paid for automobile club memberships and deferred billing fees, to be prorated over a twelve-month renewal term and applied first to uninsured motorist coverage, if purchased, then to liability coverage, or, at the Current Policyholder’s election, to a cash reimbursement of up to $50 for towing and rental charges paid by the Current Policyholder; (b) Each Former Georgia Policyholder will be entitled to a cash reimbursement of up to $50 for towing and rental charges paid by the Former Policyholder or, at the Former Policyholder’s election, to a credit upon a new automobile policy with Village for 100% of the amounts the Former Policyholder paid for automobile club memberships and deferred billing fees, to be prorated over a twelve-month renewal term and applied first to uninsured motorist coverage, if purchased, then to liability coverage. The cash reimbursement benefit is available for accidents occurring between January 1, 2009 and December 31, 2009. These benefits are more fully described in the Benefit Form that accompanies this notice as mailed to Policyholders . IF YOU ARE READING THIS NOTICE IN A NEWSPAPER AND DID NOT RECEIVE A COPY OF THIS NOTICE AND ENCLOSED BENEFIT FORM BY MAIL, CALL 800-254-4993 AND A BENEFIT FORM WILL BE MAILED TO YOU. All claims relating to motor club memberships or deferred billing fees that have been or could have been asserted in the respective class periods in the Action will be released.
The Court has designated the following counsel to represent the Class for the purposes of settlement of this lawsuit:

Charles A. McCallum, III, Esq.	James Benjamin Finley, Esq.	C. Ronald Ellington, Esq.
R. Brent Irby, Esq.	The Finley Firm, P.C.	135 Braver Trail
McCallum, Hoaglund, Cook & Irby,	2931 North Druid Hills Road, Suite A	Athens, Georgia 30605
L.L.P.	Atlanta, Georgia 30329
905 Montgomery Highway, Suite 201
Vestavia Hills, Alabama 35216
You will not be separately charged for the services of these or any other counsel representing the Class in this Action. You have the right to retain your own attorney in this matter, but if you do, you will be responsible for paying your own attorneys’ fees and expenses. Plaintiff will apply to the Court for an award of attorneys’ fees and costs not to exceed a total of $3,800,000 on behalf of the counsel which have represented the plaintiff in this class action. If the Court approves the application, the settlement will not be reduced by that amount.
The Court will hold a hearing on November 21, 2008, at 2:00 o’clock p.m. Eastern Time, to consider whether to approve the proposed settlement and to determine the amount of attorneys’ fees and expenses to award to the plaintiffs’ counsel, at the Superior Court of Fulton County, Georgia, Fulton County Justice Center, Courtroom T4955, 185 Central Avenue, Atlanta, Georgia. Unless you request exclusion, you may file a written objection by October 31, 2008, to any aspect of the proposed settlement or the amount of attorneys’ fees, but you will be bound by the orders and judgments entered in this case, even if the Court does not agree with your objections. Each written objection should state the case name and number and include (i) a statement of your objections, as well as the specific reasons you have for each objection, including any legal support you wish to bring to the Court’s attention and any evidence you wish to introduce in support of your objection(s), (ii) your name, address and telephone number, (iii) the policy number(s) of your policy(ies), and (iv) the claim number(s) of your claim(s). Objections should be sent to the following addresses:

Clerk of the Court	Charles A. McCallum, III, Esq.	Herbert D. Shellhouse, Esq.
Superior Court of	R. Brent Irby, Esq.	Troutman Sanders LLP
Fulton County	McCallum, Hoaglund, Cook & Irby, L.L.P.	600 Peachtree Street, Suite 5200
185 Central Avenue	905 Montgomery Highway, Suite 201	Atlanta, Georgia 30308
Atlanta, Georgia 30303	Vestavia Hills, Alabama 35216
Whether you filed a timely written objection or not, you may appear at the Fairness Hearing, either in person or through an attorney retained and paid by you. If you or your attorney wants to be heard at the Fairness Hearing, you or your attorney must file a notice of intention to appear with the Clerk of the Court by November 15, 2008, with copies received by the plaintiffs’ counsel and Village’s counsel, at the addresses provided above.
Please call 800-254-4993 with any questions you may have about the settlement or visit www.rushclassactionsettlement.com.
PLEASE DO NOT CALL THE COURT, THE CLERK OF COURT, VILLAGE OR YOUR INSURANCE AGENT.
DATED: September 11, 2008
This Notice Has Been Approved by Hon. T. Jackson Bedford, Jr., Judge, Superior Courts, A.J.C.

Rush v. Village Auto Settlement Administrator
P.O. Box 56380
Jacksonville, FL 32241-6380
<First Name> <Last Name>
<address>
<City, State Zip>
SETTLEMENT BENEFIT FORM
FOR CURRENT POLICYHOLDERS
Important: A notice has been delivered to your address based on information contained in the records of Village Auto concerning a class settlement of claims involving motor club membership and deferred billing fees in connection therewith. This Benefit Form entitles you to the benefits set forth in the notice. Subject to the terms set forth herein, you will automatically receive a 100% credit for all motor club charges and deferred billing fees you paid to Village Auto on your next insurance renewal or new application with Village Auto on or before December 31, 2009, prorated over twelve months and applied to uninsured motorist coverage, if purchased, unless you elect to receive to cash reimbursement up to a maximum of $50 for towing/rental car expenditures as described below. You must be insured continuously for each of the twelve months in order to receive the full policy credit.

ALL BENEFITS ARE CONDITIONED UPON FINAL COURT APPROVAL OF THE PARTIES’ SETTLEMENT.

Towing/Rental Reimbursement Benefit:

☐	By checking the box to the left and returning this completed form to the Rush v. Village Auto Settlement Administrator, P.O. Box 56380, Jacksonville, FL 32241-6380 by December 31, 2008, you will be entitled to a cash reimbursement up to $50 for towing/rental charges you incur as a result of a vehicle accident disablement that occurs on or before December 31, 2009. The vehicle must be registered in your name at the time of the accident, and you must submit your reimbursement form, proof of registration and the accident report, and evidence that you paid for a towing/ rental as a result of the disablement.
1.	Please write the full name of the Class Member.

Class Member Current Name:

(print)

Former Name (if different):

(print)
SEE REVERSE

2. Please fill in the information below.
Current Address:

Current Telephone:

Date:

signature

Rush v. Village Auto Settlement Administrator
P.O. Box 56380
Jacksonville, FL 32241-6380
<First Name> <Last Name>
<address>
<City, State Zip>
SETTLEMENT BENEFIT FORM
FOR FORMER POLICYHOLDERS
Important: A notice has been delivered to your address based on information contained in the records of Village Auto concerning a class settlement of claims involving motor club membership and deferred billing fees in connection therewith. This Benefit Form entitles you to the benefits set forth in the notice. Subject to the terms set forth herein, you will automatically receive a cash reimbursement benefit up to $50 for towing/ rental car expenditures if your vehicle was disabled in an accident unless you elect to receive a 100% credit for all motor club charges and deferred billing fees you paid to Village Auto on your new application for insurance with Village Auto. If you choose the cash reimbursement certificate, the vehicle must be registered in your name at the time of the accident, you must submit your reimbursement form, proof of registration and the accident report, and evidence that you paid for a towing/ rental as a result of the disablement.

ALL BENEFITS ARE CONDITIONED UPON FINAL COURT APPROVAL OF THE PARTIES’ SETTLEMENT.

Insurance Benefit:

☐	By checking the box to the left and completing and returning this form to the Rush v. Village Auto Settlement Administrator, P.O. Box 56380, Jacksonville, FL 32241-6380 by December 31, 2008, you elect the insurance credit benefit and request that 100% of eligible payments you made for motor club and deferred billing fees be credited on a monthly prorated basis on a new application for insurance with Village Auto. You understand Village Auto will prorate the credit over twelve months, and it will be applied only to uninsured motorist coverage or liability coverage if you do not purchase uninsured motorist coverage. You must be insured continuously for each of the twelve months in order to receive the full policy credit. Your credit is available at any time up to June 30, 2010 when you apply for a new policy with Village Auto.
1. Please write the full name of the Class Member.

Class Member Current Name:

(print)

Former Name (if different):

(print)
SEE REVERSE

2. Please fill in the information below.
Current Address:

Current Telephone:

Date:

signature